[Sutherland Asbill & Brennan LLP]

                                  July 19, 2001



Board of Directors
Allianz Life Insurance Company of North America
1750 Hennepin Avenue
Minneapolis, MN  55403-2195

                  Re: Allianz Life Insurance Company of North America Allianz Life Variable Account A (File No. 333-60206)

Directors:

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in pre-effective amendment number 1 to the registration statement on Form S-6 (File No. 333-60206) filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America and Allianz Life Variable Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                               SUTHERLAND ASBILL & BRENNAN LLP



                                                By:  /s/    Stephen E. Roth
                                                            Stephen E. Roth